UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012 (November 16, 2012)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of Incorporation)	1-6075 (Commission File Number)	13-2626465 (IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska (Address of principal executive offices)		68179 (Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Effective as of November 16, 2012, James R. Young, Chairman of Union Pacific Corporation (the Company), established a prearranged trading plan in accordance with the Company’s guidelines and policies regarding the safe harbor provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Young’s trading plan is part of his asset diversification, tax and financial planning strategy. Subject to certain conditions, the plan contemplates the sale of up to 60,000 shares of Company common stock, which represents approximately 7% of the shares beneficially owned by Mr. Young as of the date of this report. Following execution of all of the sales under the plan, Mr. Young would continue to own shares in excess of the amounts required under the Company’s stock ownership guidelines established for its executives. Any transactions made under the trading plan will be disclosed by Mr. Young on Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2012

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel